EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement No. 33-27356 of Sensient Technologies Corporation on Form S-8 of our report dated May 30, 2006, appearing in this Annual Report on Form 11-K of Sensient Technologies Corporation Retirement Employee Stock Ownership Plan for the year ended December 31, 2005.
/s/ VIRCHOW, KRAUSE & COMPANY, LLP
Milwaukee, Wisconsin
June 26, 2007

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